Exhibit 23






                       Consent of Independent Accountants
                       ----------------------------------


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-59674, No. 33-45506, No. 33-56063 and No. 333-18473) of Central Illinois Public Service Company of our report dated February 4, 1999 appearing on Page 18 of this Form 10-K.




/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
St. Louis, Missouri
March 30, 1999